EXECUTION VERSION CONSULTING AGREEMENT This Consulting Agreement (this “Agreement”), effective as of February 12, 2026 (the “Effective Date”), by and among Arvinas, Inc., a Delaware corporation (inclusive of the Subsidiaries (as defined below), the “Company”) Stonington Biotech Advisors LLC, a Connecticut limited liability company (the “LLC”) and John Houston, Ph.D. (“Dr. Houston”) the sole member of the LLC , both with an address as set forth in the signature page of this Agreement (together the “Consultant”). WHEREAS, on July 9, 2025, Dr. Houston, Chairperson of the Board and President and Chief Executive Officer (“CEO”) of the Company notified the Company of his plans to retire from his role as President and CEO of the Company following a search for, and the appointment of, a new President and CEO of the Company; WHEREAS, effective February 12, 2026, Dr. Houston has tendered his resignation (1) as President, CEO and Chairperson of the Company, to the Company, (2) as President and CEO of each subsidiary of the Corporation (each, a “Subsidiary”, and together, the “Subsidiaries”) to each such Subsidiary, and (3) as director of each of the Subsidiaries, to each such Subsidiary; WHEREAS, effective February 12, 2026, the Board of Directors of the Company (the “Board”) determined that Dr. Houston will continue to be a valuable director of the Company and asked that he shall no longer serve as chairperson of the Board, but Dr. Houston shall remain as a director of the Company; and WHEREAS, in addition to his Board seat, in order to assist with a transitional period following his resignation as President and CEO, the Company desires to engage Dr. Houston to provide certain consulting services in his capacity as an independent contractor for the Company, and Dr. Houston desires to perform such services for the Company in accordance with the terms and conditions set forth in this Agreement. NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: 1. Consulting Services. Consultant shall render the services described in Exhibit A (the “Consulting Services”) to the Company (or its designee). 2. Term. This Agreement shall continue until expiration or termination in accordance with the provisions of Section 11. Consultant’s obligations set forth in Sections 4-10, 12 and 13 shall survive termination of this Agreement. 3. Payment; Reimbursement of Expenses. The Company agrees to pay Consultant the compensation described in Exhibit A for Consultant’s performance of the Consulting Services in accordance with the terms of this Agreement. The Company will reimburse Consultant for reasonable and customary out- of-pocket business expenses incurred by Consultant in the ordinary course of performing the Consulting Services and in compliance with the Company’s policies covering such expenses. With respect to his consultancy, anticipated expenses in excess of $500 will require the prior written approval of the Company. No more than once per calendar month, Consultant may submit to the Company a statement of such business expenses, accompanied by appropriate supporting documentation. The Company shall reimburse such business expenses within thirty (30) days following its receipt of such statements. The parties hereby acknowledge and agree that the compensation contemplated under the terms of this Agreement (i) constitutes fair market value for the Consulting Services; (ii) is not being given in exchange for any explicit or implicit agreement by Consultant to recommend, provide, prescribe, or order favorable status for any of Company’s products or to reward or influence any formulary or clinical practice guidelines committees or prescribing or dispensing Exhibit 10.18 decisions; and (iii) has not been determined in a manner that takes into account the volume or value of any referrals or business or potential referrals or business that might be generated by Consultant. 4. Confidential Information. Consultant acknowledges that, in relation to this Agreement or the conduct of the Consulting Services, Consultant may receive, become exposed to, or generate information: (a) applicable to the business, technology or products of the Company or (b) applicable to the business of any client or customer of the Company, in each case whether provided prior to, on or after the Effective Date (“Confidential Information”). Confidential Information includes any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, existing and contemplated products and services of the Company and includes, without limitation, information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to the Company or to Consultant in the course of the Company’s business, provided that such information is identified as confidential or is of a nature that a reasonable person would understand to be confidential under the circumstanced of disclosure. Notwithstanding the foregoing, Confidential Information shall not include information that: (i) is or becomes generally available to the public through no act or omission of Consultant; (ii) was lawfully known to Consultant prior to disclosure by or on behalf of the Company; (iii) is independently developed by Consultant without use of or reference to Confidential Information; (iv) is lawfully received by Consultant from a third party without restriction on disclosure; or (v) is required to be disclosed pursuant to applicable law, regulation, or court order, provided that Consultant gives the Company prompt notice (to the extent legally permitted) and cooperates in seeking confidential treatment. Confidential Information does not include Consultant’s general skills, experience, know-how, or residual knowledge retained in the unaided memory of Consultant, provided that such residual knowledge does not include any trade secrets of the Company. 5. Ownership and Nondisclosure of Confidential Information. All Confidential Information of the Company shall remain the property of the Company or its applicable licensors. Nothing in this Agreement shall be deemed to transfer to Consultant any ownership interest in such Confidential Information. Ownership of inventions, works of authorship, and other intellectual property, if any, shall be governed exclusively by the applicable intellectual property provisions of this Agreement. During the term of this Agreement and for a period of five (5) years thereafter (or, with respect to trade secrets, for so long as such information remains a trade secret under applicable law), Consultant (i) shall keep in confidence and trust all Confidential Information, with no less than a reasonable degree of care, and (ii) shall not disclose any Confidential Information to any person or entity other than the Company or use any Confidential Information other than in connection with Consultant’s performance of the Consulting Services for the benefit of the Company, in each case, without the prior written consent of the Company, except as expressly permitted under this Agreement. Consultant shall notify Company promptly upon becoming aware of any unauthorized use or disclosure of Company’s Confidential Information. The obligations set forth in this Section shall not apply to information excluded from the definition of Confidential Information as provided elsewhere in this Agreement. 6. Ownership and Return of Materials. All materials (including, without limitation, documents, drawings, supplies, products, models, apparatus, sketches, designs, lists, and all other tangible media of expression) furnished to Consultant by the Company (“Materials”) shall remain the property of the Company. Upon termination of this Agreement, or upon the Company’s written request prior to termination, Consultant shall promptly (and in no event later than five (5) business days after the earlier of such termination of this Agreement or the Company’s written request) return or destroy, , at the Company’s option, all Materials and all tangible media which are in Consultant’s possession that contain or embody the Company’s Confidential Information. Notwithstanding the foregoing, Consultant may retain one (1) archival copy of such Materials solely for legal, regulatory, insurance, or compliance purposes, subject at all times to Consultant’s continuing confidentiality obligations under this Agreement. At the Company’s written request, Consultant shall provide the Company with written certification of Consultant’s compliance with Consultant’s compliance under this Section. 7. Intellectual Property and Innovations. (a) As used in this Agreement, the term “Innovations” means all information fixed in any tangible medium of expression (whether or not protectable under copyright laws), know-how, improvements, inventions (whether or not protectable under patent laws), works of authorship, techniques, software, code, objects, development tools, methods and protocols, instructions and routines, comments, user interfaces, support logs, scripts, design notes, supporting technical and user documentation, discoveries, data, ideas (whether or not protectable under trade secret laws), specifications, designs, trade secrets, combinations, formulae, developments, artwork, copyrights, regulatory and other governmental filings, documents, descriptions, processes, methods, procedures, trademarks, trade names, service marks, domain names, web addresses and web sites, all other subject matter that may be protectable under any patent, copyright, moral right, mask work, trademark, trade secret or other laws and all goodwill associated with any of the foregoing and any registrations and applications therefor, but only to the extent conceived, created, developed, or reduced to practice by Consultant in the course of performing the Consulting Services during the Term of this Agreement. Innovations expressly exclude Consultant’s pre-existing inventions, works of authorship, methodologies, tools, software, templates, know-how, and other intellectual property developed or acquired by Consultant prior to or outside the scope of this Agreement (“Background IP”). (b) Consultant hereby agrees to promptly disclose and describe to the Company, and Consultant hereby assigns to the Company all of Consultant’s right, title, and interest in and to, each of the Innovations and all associated intellectual property rights that Consultant solely or jointly conceives, reduces to practice, creates, derives, develops or makes that (i) relate to the Company’s business, technology, products or actual or, (ii) was materially developed of the Company’s time or funding or with the use of any of the Company’s equipment, supplies, facilities, Materials or trade secret information or (iii) results from any work Consultant performed for the Company including the Consulting Services (collectively, the “Company Innovations”). For clarity, all deliverables expressly identified in writing as deliverables generated in the performance of the Consulting Services shall be deemed Company Innovations. To the extent any Company Innovation does not qualify as a “work made for hire” under applicable law, Consultant hereby assigns such Company Innovation to the Company. Notwithstanding the foregoing, Consultant retains all right, title, and interest in and to Consultant’s Background IP. To the extent any Background IP is incorporated into a Company Innovation or deliverable, Consultant hereby grants the Company a non-exclusive, perpetual, irrevocable, royalty-free license to use, reproduce, modify, distribute, and display such Background IP solely as incorporated in, and as necessary to use, the applicable Company Innovation or deliverable. Consultant shall not knowingly incorporate any third-party proprietary information into any of the Company Innovations or any of the Company’s products or any of the deliverables in a manner that would require the Company to obtain a license or incur obligations to such third party, without the Company’s prior written consent. (c) Consultant hereby agrees to perform, during and after the term of this Agreement, all acts reasonably requested by the Company to permit and assist the Company, at the Company’s expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Confidential Information and Company Innovations. Such acts may include, but are not limited to, execution of documents and assistance or cooperation (i) in the filing, prosecution, registration, memorialization and assignment of any applicable patent, copyright, mask work or other property right protection, (ii) in the enforcement or defense of any applicable patent, copyright, mask work or other property right and (iii) in any other legal proceedings, provided that such assistance does not unreasonably interfere with Consultant’s other professional obligations. In the event that the Company is unable, after reasonable effort, to secure Consultant’s signature to any document required to file, prosecute, register, memorialize or assign any patent, copyright, mask work or other property right or to enforce any patent, copyright, mask work or other property directly related to the Confidential Information or the Company Innovations, Consultant hereby appoints the Company as Consultant’s attorney-in-fact to act solely for the limited purpose of executing such documents, provided that such power of attorney shall terminate automatically upon completion of the applicable filing or proceeding. Consultant agrees to promptly provide Company with copies of all data and results and all supporting documents that constitute deliverables generated during the performance of the Consulting Services. 8. Relationship; Reporting. (a) In Consultant’s performance of the Consulting Services, Consultant shall act in the capacity of an independent contractor with respect to the Company, and not as an employee or authorized agent or representative of the Company. Consultant in his capacity as a consultant, shall not have any authority to enter into contracts or binding commitments in the name or on behalf of the Company. Consultant will not use the Company’s logo or marks without prior written approval, and then such use shall be only for the benefit of the Company and at the direction of the Company. Consultant, in his capacity as a consultant, shall not be, nor represent himself as being, an agent of the Company, and shall not be, nor represent himself as being, authorized to bind the Company. (b) Consultant acknowledges that Consultant shall not have the status of an employee of the Company and Consultant shall not participate in any employee benefit plans or group insurance plans or programs. Consultant agrees that consistent with Consultant’s independent contractor status, Consultant will not apply for any government-sponsored benefits intended only for employees, including, but not limited to, unemployment benefits. (c) The Company shall issue Form 1099 records for its payments to Consultant made pursuant to this Agreement. Consultant is solely responsible for all taxes, withholdings, and other similar statutory obligations. Consultant agrees that the Company may report all payments and transfers of value made in connection with this Agreement as required by applicable payment reporting laws including the Physician Payment Sunshine Act, if applicable. (d) In connection with this Agreement and the Consulting Services hereunder, Consultant shall not make any payment or transfer of value to any health care professionals that would require reporting under the Physician Payment Sunshine Act or other similar payment reporting laws. 9. Consultant’s Representations, Warranties and Covenants. Consultant agrees, represents and warrants, to the best of Consultant’s knowledge and belief, that: (a) All action necessary for the authorization, execution, delivery and performance of all obligations under this Agreement has been taken and this Agreement constitutes a valid and legally binding obligation of Consultant that is enforceable against Consultant in accordance with its terms. The authorization, execution and delivery by Consultant of this Agreement and the performance of Consultant’s obligations under this Agreement will not, to Consultant’s knowledge, (i) result in any violation of any permit, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which Consultant is a party or to which Consultant is subject or (ii) result in a violation of any agreement, policy contract, indenture or other instrument to which Consultant is a party or to which Consultant is subject.

Consultant’s performance of Consultant’s obligations under this Agreement will not, to Consultant’s knowledge, infringe upon or violate any right of any person or entity. (b) During the term of this Agreement, Consultant shall not knowingly be bound by any agreement, nor assume any obligation, which would in any way be inconsistent with the Consulting Services. (c) In performing the Consulting Services, Consultant will not knowingly use any confidential or proprietary information of any other person or entity or infringe the intellectual property rights (including, without limitation, patent, copyright, trademark or trade secret rights) of any other person or entity nor will Consultant disclose to the Company, or bring onto the Company’s premises, or induce the Company to use any confidential information of any other person or entity. (d) Consultant shall comply with all applicable laws, statutes, ordinances, regulations, rules and orders as applicable to the Consulting Services performed under this Agreement. Consultant shall comply with Company’s instructions and applicable policies (as communicated to Consultant by Arvinas), only to the extent they are lawful and consistent with Consultant’s independent contractor status. (e) Consultant has not, and shall not, knowingly (a) take any action in violation of any applicable Anti-Corruption Laws (as defined below); or (b) corruptly offer, pay, give, promise to pay or give, or authorize the payment or gift of anything of value, directly or indirectly, to any government official, for the purposes of: (i) influencing any act or decision of any government official in his or her official capacity, (ii) inducing such government official to do or omit to do any act in violation of his or her lawful duty; (iii) securing any improper advantage; or (vi) inducing such government official to use his or her influence with a government, government entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary, laboratory or medical facilities) in obtaining or retaining any business whatsoever. “Anti-Corruption Laws” shall mean all applicable anti-bribery and anti-corruption laws and regulations, including, where applicable, the United States Foreign Corrupt Practices Act, the United Kingdom Bribery Act 2010, and the local laws and regulations of any countries in which products, payments or services will be provided in connection with the Consulting Services. (f) Consultant will not subcontract any of Consultant’s obligations under this Agreement without the prior written consent of the Company. (g) Consultant shall maintain, at Consultant’s own expense, reasonable insurance coverage appropriate for the services performed hereunder. (h) Consultant is not, to Consultant’s knowledge, (a) debarred and is not subject to a pending debarment pursuant to applicable law (including section 306 of the United States Food, Drug and Cosmetic Act, 21 U.S.C. § 335a); (b) excluded, debarred, suspended, or otherwise ineligible to participate in federal health care programs or in federal procurement or non-procurement programs; (c) listed in the FDA’s Clinical Investigators – Disqualification Proceedings Database, including for restrictions; or (d) convicted of a criminal offense that falls within the scope of 42 U.S.C. § 1320a-7(a), but has not yet been excluded, debarred, suspended, or otherwise declared ineligible. If, during the term of this Agreement, Consultant becomes the subject of any investigation or proceeding that could lead to Consultant becoming debarred, excluded, suspended or convicted, Consultant shall immediately notify Company. This provision shall survive termination or expiration of the Services Agreement. (i) Consultant shall adhere to all applicable data protection and data privacy laws, rules and regulations (including, where applicable, the United States Health Insurance Portability and Accountability Act of 1996 and the EU General Data Protection Regulation). Consultant shall perform all applicable collection, handling, processing and transfer of personal data or protected health information in accordance with applicable laws, rules and regulations, to the extent Consultant is responsible. Consultant shall promptly notify the Company of any breach of the foregoing, including any unauthorized access to, or transfer of, such data or information. The Parties incorporate Exhibit C, which is attached hereto. (j) Consultant shall forward to the Company any information, including initial and follow-up reports, that become known to Consultant from any source in any form relating to an adverse event, suspected adverse event, or other safety concerns regarding products of the Company (each, an “AE”) to the extent known or reasonably available to Consultant as soon as it becomes available, but in any event within one (1) business day of becoming aware of such information. Without limiting the foregoing, Consultant shall provide to customer a safety reporting form completed with all applicable information including, to the extent available, (a) information on the person or entity contacting Consultant regarding such AE, (b) information about the applicable patient or person impacted by such AE, (c) the products suspected to be related to such AE and (d) details of the suspected AE. Consultant shall reasonably cooperate with the Company in seeking any additional follow-up information with respect to such AE. (k) Consultant acknowledges that the Company’s common stock is publicly traded. Consultant is aware of, and will abide by, the restrictions imposed by securities laws on the purchase or sale of securities by any person who has received material, non-public information regarding the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell securities in reliance upon such information. (l) Consultant acknowledges it has read and understood Pfizer’s International Anti- Bribery and Anti-Corruption Principles, attached hereto as Exhibit B. 10. Indemnification. Consultant shall indemnify and hold harmless the Company and its affiliates from any third-party claims, losses, liabilities, damages, and expenses arising solely from Consultant’s gross negligence or willful misconduct in the performance of the Consulting Services. The Company shall indemnify and hold harmless Consultant from any third-party claims arising out of (i) Consultant’s performance of the Consulting Services in accordance with Company instructions, (ii) Company-provided information or materials, or (iii) Company products, operations, or regulatory matters. In no event shall Consultant’s indemnification obligations exceed the total compensation paid to Consultant under this Agreement. Nothing herein shall limit Consultant’s rights to indemnification and advancement of expenses under the Company’s certificate of incorporation, bylaws, or applicable D&O insurance policies in Consultant’s capacity as a director. 11. Expiration; Termination. This Agreement expires upon March 1, 2027. Notwithstanding the foregoing, if Consultant is actively engaged in Consulting Services that were assigned and commenced prior to March 1, 2027, this Agreement shall continue solely for the completion of those assigned services, but in no event longer than 30 days following March 1, 2027, unless mutually agreed in writing. 12. Non-Competition and Non-Solicitation; No Disparagement (a) Consultant agrees that while Consultant is engaged by the Company and for six (6) months thereafter (the “Non-Compete Period”), Consultant shall not knowingly provide advisory, management, or consulting services directly to a company whose primary business activities directly compete with the Company’s current or actively planned products or services. The Company and the Consultant agree that Dr. Houston acting as director to the Company or any other company for which Dr. Houston acts as a director as of the Effective Date does not violate the terms of this Section 12(a). (b) Notwithstanding Section 12(a), nothing herein shall prohibit Consultant from being a passive owner of not more than five percent (5%) of the outstanding stock of any class of a corporation which is publicly traded, so long as Consultant has no active participation in the management or operations of such corporation; provided that, the Company and the Consultant agree that Dr. Houston’s equity ownership in the Company does not violate the terms of this Section 12(a).

(c) During the Non-Compete Period, Consultant shall not directly or indirectly through another person or entity: (i) knowingly induce or attempt to induce any employee or independent contractor of the Company to leave the employ of or engagement with the Company, or in any way interfere with the relationship between the Company, on the one hand, and any employee or independent contractor thereof, on the other hand; (ii); knowingly induce or attempt to induce any customer, supplier, independent contractor, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, independent contractor, licensee or business relation, on the one hand, and the Company, on the other hand; or (iv) knowingly solicit any customer of the Company with whom Consultant had material direct contact during the Consulting Services, for the purpose of providing services that are directly competitive with the Consulting Services. (d) Consultant shall, upon reasonable request, disclose the existence of the restrictive covenants contained in this Section 12 to a prospective employer or engagement partner only to the extent reasonably necessary to confirm compliance with such restrictions. (e) Consultant agrees that the provisions of this Section 12 are fair and reasonable and do not unreasonably limit Consultant’s ability to earn a livelihood. However, Consultant does not waive any rights to challenge the reasonableness of this Section under applicable law. Notwithstanding the foregoing, if, at the time of enforcement of this Section, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, Consultant and the Company agree that the minimum modification necessary to render this Section enforceable shall apply, such that the restriction is limited in duration, scope, or geography to the extent required by law, while remaining enforceable to the extent consistent with protecting the Company’s legitimate interests. (f) In the event of a material and willful breach by Consultant of any of the restrictions contained in this Section, the Non-Compete Period may be tolled only for the duration of such material breach, and only to the extent reasonably necessary to protect the Company’s legitimate interests. Any dispute regarding the existence or duration of a breach shall be resolved in good faith between the parties. Minor, inadvertent, or promptly cured breaches shall not extend the Non-Compete Period. (g) Consultant agrees not to make any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, that defame, disparage or in any way criticize the Company, its practices, products, services, reputation, employees, officers, or directors. 13. Records. 13.1 Consultant shall maintain complete and accurate records, as appropriate, of the Consulting Services. Such records shall fully and properly reflect all work done and results achieved in the performance of the Consulting Services in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes. Consultant agrees that Company or its designee shall have the right, no more than once per calendar year, during normal business hours and upon reasonable prior written notice, to inspect and review all such books and records maintained by Consultant. 14. Miscellaneous Provisions. (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut, without reference to principles of conflicts of laws. The parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the state courts in New Haven County in the State of Connecticut or the federal courts in the United States District Court with jurisdiction over New Haven County in the State of Connecticut in connection with any matter or dispute arising under this Agreement and waive any objection they may have to such jurisdiction or to the venue of any such matter or dispute and any claim that such matter or dispute has been brought in an inconvenient forum. (b) It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. (c) This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors and permitted assigns; provided, however, that this Agreement and Consultant’s rights and obligations are not assignable by Consultant without the Company’s prior written consent. Any assignment made in violation hereof shall be null and void and of no force or effect. (d) All notices, consents, waivers or other communications given under this Agreement shall be delivered to the address of the applicable party set forth in the signature page of this Agreement (or such other address as notified by the applicable party in writing) by (i) certified mail, return receipt requested (or the equivalent), (ii) hand delivery with receipt acknowledged or (iii) overnight courier service that provides a delivery receipt. Notice shall be deemed to have been given upon delivery, as confirmed by the applicable return receipt or delivery receipt. (e) Except as expressly set forth in Exhibit D attached hereto, which lists all equity award grant agreements, including stock option grant agreements and restricted stock unit grant agreements, this Agreement contains the entire understanding of the parties regarding its subject matter related to the Consulting Services and supersedes all prior understandings or agreements between the parties with regard to such subject matter. For the avoidance of doubt, all rights, terms, and obligations under the equity award grant agreements listed in Exhibit D are fully preserved and remain in full force and effect, and this Agreement shall not be construed to limit, modify, or supersede any such equity awards. Any equity awards, stock options, restricted stock units, or other securities that were previously granted in connection with employment with the Company are hereby confirmed to be fully retained by Consultant and are no longer contingent upon employment or any future employment relationship with the Company. This Agreement may only be amended, modified, or supplemented by a written instrument executed by both parties. (f) If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees. Equitable relief, including injunctive relief or specific performance, shall be available only for material breaches, and the party seeking such relief must provide written notice and a reasonable opportunity to cure. Nothing herein shall be construed as prohibiting either party hereto from seeking monetary damages for any breach. (g) No failure on the part of any person or entity to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any person or entity in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No person or entity shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such person or entity; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(h) In the event of a breach by Consultant of the provisions of this Agreement, the Company may set off amounts only for undisputed obligations of Consultant to the Company, and shall provide written notice of any proposed set-off, giving Consultant a reasonable opportunity to dispute the claim prior to application. (i) WAIVER OF JURY TRIAL. The parties acknowledge that they may have a right to a jury trial for disputes arising under this Agreement. Except as may be mutually agreed in writing at the time of a specific dispute, no party shall be required to waive its right to a jury trial. This Section shall not be construed to limit any other rights or remedies available to the parties. (j) This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute a single agreement binding on all parties. The parties agree that signatures delivered by electronic transmission (including electronic signature programs and scanned .pdf documents by email) shall have the same force and effect as an original signature. [The remainder of this page is intentionally left blank]

[Signature Page to Consulting Agreement] IN WITNESS WHEREOF, this Consulting Agreement is entered into as of the Effective Date. ARVINAS, INC. By: Name: Jared Freedberg Title: General Counsel Address: 5 Science Park, New Haven, CT 06511 CONSULTANT Name: John Houston, Ph.D. Title: Consultant Address: [***] Stonington Biotech Advisors LLC Name: John Houston, Ph.D. Title: Member Address:[***]

EXHIBIT A CONSULTING SERVICES AND COMPENSATION 1. Consulting Services. Provide expertise and assistance in the following: a. Mentoring the President and CEO in the role and providing relevant business advice; b. Acting as Chief Scientific Advisor to the CEO; and c. Answering questions for senior leadership of the Company based on Consultant’s historical knowledge of the Company. The Company and Consultant agree that Consulting Services are expected to be provided for no greater than 8 hours per month. Consultant shall be compensated in accordance with Section 2(c) below for each hour in excess of 8 hours per month. The Consulting Services do not include the roles and responsibilities required of Dr. Houston in his capacity as a director. 2. Compensation. a. Provided that Consultant timely elects coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will pay Consultant an amount of $27,914.40, equal to 12-months of premiums for health coverage that is paid by the Company for active and similarly-situated employees who receive the same type of coverage, inclusive of any dependents, and the Company shall pay this amount within 45 days of the Effective Date. b. $457,000, to be paid on or about March 15, 2026 as an up-front fee for the anticipated Consulting Services. This payment is not contingent on Board approval or any future performance, and is intended to replace the bonus Consultant would have earned for the 2025 corporate goals. c. To the extent Consultant performs Consulting Services for more than 8 hours per month, the Company shall Compensate Consultant $500 per hour. Consultant shall submit to the Company a written invoice for such amount each month. Payments will be net 30 days from receipt of invoice by the Company. d. any equity that had been granted to the Consultant under and in accordance with the terms of the Company’s existing 2018 Stock Incentive Plan and Incentive Share Plan, as applicable, as of the Effective Date, will continue to vest in accordance with such plan terms. Except as expressly set forth in Exhibit D attached hereto, which lists all equity award grant agreements, including stock option grant agreements and restricted stock unit grant agreements, this Agreement contains the entire understanding of the parties regarding its subject matter related to the Consulting Services and supersedes all prior understandings or agreements between the parties with regard to such subject matter. For the avoidance of doubt, all rights, terms, and obligations under the equity award grant agreements listed in Exhibit D are fully preserved and remain in full force and effect, and this Agreement shall not be construed to limit, modify, or supersede any such equity awards. Any equity awards, stock options, restricted stock units, or other securities that were previously granted in connection with employment with the Company are hereby confirmed to be fully retained by Consultant and are no longer contingent upon employment or any future employment relationship with the Company. NOTE: With respect to the Consulting Services, Consultant will continue to use the existing Company provided laptop and perform all Consulting Services within the Company environment. Consultant will be provided with a company email address to use in connection with performance of the Consulting Services. The Company acknowledges that Consultant may also use such Company provided laptop in connection with the performance of services as a member of the Board.